CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2010 of Crystallex International Corporation of our report dated March 31, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in Exhibit 1.2 attached to this Annual Report on Form 40-F.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126128) (the “Registration Statement”) of Crystallex International Corporation of our report referred to above. We also consent to the reference to us under the heading “Interests of Experts” in the Annual Information Form incorporated by reference in this Annual Report on Form 40-F filed as Exhibit 1.1 attached to this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Toronto, Canada
March 31, 2011	Chartered Accountants, Licensed Public Accountants